Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-163157 and 333-125987), Form S-3/A (No. 333-155761) and Form S-3D (No. 333-161664) of Winthrop Realty Trust and subsidiaries of our report dated March 16, 2011, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 16, 2011